Exhibit 10.10

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is between the Purchasers identified on Exhibit A hereto (the “Backstop Purchasers”) and Black Ridge Oil & Gas, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company proposes pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “Commission”), as it may be amended and supplemented (including each amendment and supplement thereto, the “Registration Statement”), to distribute, at no charge, to each holder of record of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) on a record date to be set by the Board of Directors of the Company (the “Record Date”) non-transferable rights to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”);

WHEREAS, in the Rights Offering, the Company’s stockholders of record as of the Record Date will receive one subscription right for each share of Common Stock held as of the Record Date (each, a “Right”), with each Right entitling the holder to purchase nine (9) shares of Common Stock (the “Basic Subscription Right”) at a price of $0.012 per share (the “Subscription Price”); and

WHEREAS, in order to facilitate the Rights Offering, the Company is offering (the “Backstop Offering”) to the Backstop Purchaser the opportunity to purchase at the Subscription Price, subject to the terms and conditions of this Agreement, any shares of Common Stock not subscribed for pursuant to the exercise of Basic Subscription Rights in the Rights Offering, up to $3.5 million (the “Unsubscribed Shares”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                Backstop Commitment.

(a)               Backstop Commitment. If and to the extent there are Unsubscribed Shares following the expiration of the Rights Offering, each of the Backstop Purchasers hereby agrees severally, and not jointly, to purchase from the Company a number of the Unsubscribed Shares at an a price of $0.012 per share as set forth opposite such Backstop Purchaser’s name in Exhibit A hereto (each, such “Backstop Purchaser’s Maximum Backstop Purchase Commitment”) as may be determined on a pro rata basis with each such Backstop Purchaser’s Maximum Backstop Purchase Commitment (as set forth opposite each such Backstop Purchaser’s named in Exhibit A hereto) the number of Available Shares up to, but not exceeding, the Maximum Backstop Purchase Commitment set forth opposite each such Backstop Purchaser’s name in Exhibit A.

(b)               Backstop Warrants. In consideration of each Backstop Purchaser’s Maximum Backstop Purchase Commitment, each of the Backstop Purchasers will receive a five year warrant to purchase at $.01 per share that number of shares of Common Stock equal to 15% of such Backstop Purchaser’s Maximum Backstop Purchase Commitment (the “Backstop Warrants”). For example for a $500,000 Maximum Backstop Purchase Commitment, a Backstop Purchaser will receive a warrant to purchase 75,000 shares of Common Stock. The warrants will be issued to the Backstop Purchaser on the Closing Date regardless of the actual number of shares purchased by the Backstop Purchaser as long as the Backstop Purchaser has not defaulted on this Agreement. The warrants will be in the Form of Warrant attached as Exhibit B to this Agreement (the "Form of Warrant"). The warrants will be callable if the common stock of the Company trades over $0.10 per share for thirty (30) consecutive days.

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(c)               Payment. Payment shall be made to the Company by the Backstop Purchasers, on the Closing Date, against delivery of the Common Stock purchased by the Backstop Purchasers, in United States dollars by means of certified or cashier’s check or wire transfer.

(d)               Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Unsubscribed Shares (the “Closing”) shall take place at the offices of Stinson Leonard Street LLP simultaneously with the closing of the Rights Offering, or such other place, time or date as may be agreed by the parties hereto (the “Closing Date”).

(e)               Withdrawal and Termination.

(i)                 At any time prior to the Closing Date, the Company may in its sole discretion withdraw or terminate the Rights Offering. This Agreement may be terminated by the Company in the event that the Company determines in its sole discretion that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering.

(ii)              At any time prior to the Closing Date, each of the Backstop Purchasers as to such Backstop Purchaser’s Maximum Backstop Purchase Commitment may in his or her sole discretion terminate this Agreement if (i) there is any event, state of facts, circumstance, development, change, effect or occurrence that is materially adverse to the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Change”) or (ii) trading in the Common Stock shall have been suspended by the Commission or the OTCQB or trading in securities generally on the OTCQB shall have been suspended (each a “Market Adverse Change”) and such Material Adverse Change or Market Adverse Change, as applicable, has not been cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of each Material Adverse Change or Market Adverse Change that has not been cured within the Cure Period shall expire seven (7) days after the expiration of such Cure Period.

(iii)            At any time prior to the Closing Date, either the Company or the Backstop Purchasers may terminate this Agreement if (x) at any time prior to the Closing Date, there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered notice to the breaching party of such breach or (y) consummation of the Backstop Offering is prohibited by law, rule or regulation.

Section 2.                Representations and Warranties of the Company. The Company represents and warrants to the Backstop Purchasers as follows:

(a)               The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

(b)               This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(c)               The Unsubscribed Shares will be duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, and privileges specified in the certificate of incorporation of the Company.

(d)               The Company’s Board of Directors have approved this Agreement and the transactions contemplated by this Agreement to the extent required by the laws, regulations and policies of the State of Nevada, and such laws, regulations and policies do not require that the Company’s stockholders approve the Agreement and the transactions contemplated by the Agreement.

(e)               The Registration Statement at the time it becomes effective and at the Closing Date of the Rights Offering (i) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading and (ii) will comply in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.                Representations and Warranties of the Backstop Purchasers. Each of the Backstop Purchasers, severally and not jointly, represents and warrants to the Company as follows:

(a)               The Backstop Purchaser is an “Accredited Investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)               The Backstop Purchaser is purchasing the Unsubscribed Shares for the Backstop Purchaser’s own account, for investment purposes only and not with a present intention of entering into or making any subsequent sale, assignment, conveyance, pledge, hypothecation or other transfer thereof.

(c)               The Backstop Purchaser has no need for liquidity in the Backstop Purchaser’s investment in the Unsubscribed Shares and understands that there are restrictions on the subsequent resale or other transfer of the Unsubscribed Shares.

(d)               The Backstop Purchaser is familiar with the business in which the Company is engaged, and based upon their knowledge and experience in financial and business matters, they are is familiar with the investments of the type that they are undertaking to purchase; they are fully aware of the problems and risks involved in making an investment of this type; and they are capable of evaluating the merits and risks of this investment.

(e)               The Backstop Purchaser acknowledges that, prior to executing this Agreement, he or she has been given access to all books of account, records and other documents concerning the Company, the Common Stock and the terms and conditions of the Backstop Offering and the Rights Offering. In addition, the Backstop Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company, about the Company, the Common Stock, the terms and conditions of the Backstop Offering and the Rights Offering and any additional information deemed necessary by the Backstop Purchaser to verify the accuracy and adequacy of the written information provided to the Backstop Purchaser by the Company.

(f)                Until such time as the Unsubscribed Shares are registered pursuant to the registration rights in Section 5(g), the Backstop Purchaser understands that the Unsubscribed Shares purchased by the Backstop Purchaser are deemed “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder thereof except pursuant to Rule 144, pursuant to an effective registration statement registering the Unsubscribed Shares under the Securities Act or pursuant to any other available exemption from the registration requirements of the Securities Act then in effect. Further, the following legends (or similar language) shall be placed on such certificate(s) representing the shares of Common Stock:

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THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

(g)               This Agreement has been duly and validly executed and delivered by the Backstop Purchaser and constitutes a binding obligation of the Backstop Purchaser enforceable against him or her in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(h)               The Backstop Purchaser is not insolvent and has sufficient cash funds on hand to purchase the Unsubscribed Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date.

(i)                 No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required with respect to the Backstop Purchaser in order for the Backstop Purchaser to enter into this Agreement or purchase the Unsubscribed Shares.

Section 4.                Deliveries at Closing.

(a)               At the Closing, the Company shall deliver to the Backstop Purchasers evidence of the issuance of the Unsubscribed Shares to the Backstop Purchasers in form and substance reasonably satisfactory to the Backstop Purchasers.

(b)               At the Closing, each of the Backstop Purchasers shall deliver to the Company payment pursuant to Section 1(b) hereof in an amount equal to the Subscription Price multiplied by the number of shares of Common Stock purchased by each such Backstop Purchaser.

Section 5.                Covenants.

(a)               The Company agrees and covenants with the Backstop Purchasers, between the date hereof and the Closing Date, to use reasonable best efforts to effectuate the Rights Offering.

(b)               Each of the Backstop Purchasers agrees to furnish to the Company all information with respect to such Backstop Purchaser that the Company may reasonably request for inclusion in the Registration Statement, relating to the offer and sale of Rights and Common Stock and such information shall not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Registration Statement or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               If the Company or the Backstop Purchasers determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Backstop Purchasers shall use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

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(d)               The Company agrees and covenants with the Backstop Purchasers, between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 1(e) hereof, as follows:

(i)                 as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Backstop Purchasers with a confirmation in writing, of (A) the time when the final prospectus relating to the Rights Offering or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the final prospectus relating to the Rights Offering or any amendment or supplement thereto, and (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Unsubscribed Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(ii)              to operate the Company’s business in the ordinary course of business consistent with past practice;

(iii)            to notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, three (3) days prior to the Closing Date, the Backstop Purchasers of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding business day or the most recent practicable time before such request, as the case may be;

(iv)             to notify the Backstop Purchasers promptly in the event of any Material Adverse Change or Market Adverse Change;

(v)               not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (a) securities issued in connection with the rights offering, (b) securities issued upon the exercise of outstanding warrants or options, and (c) shares of Common Stock issuable or issued to employees, consultants or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors of the Company (or a duly authorized committee thereof) pursuant to one or more stock option plans or restricted stock plans in effect as of the date hereof or adopted after the date hereof by the Board of Directors of the Company (or a duly authorized committee thereof) or by the Company’s stockholders;

(vi)             not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock; and

(vii)          not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock.

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(e)               The Backstop Purchasers shall not issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, except with respect to the filing by the Backstop Purchasers of any Schedule 13D or Schedule 13G, or any amendments thereto, to which a copy of this Agreement may be attached as an exhibit thereto.

(f)                The Backstop Purchasers agree that at any annual or special shareholders meeting, and whenever the shareholders of the Company act by written consent with respect to any matter, the undersigned hereby authorizes the Board of Directors of the Company (by majority vote) to vote the Common Stock issued to the Backstop Purchaser under this Agreement on the Backstop Purchaser’s behalf until the earlier of (i) one (1) year from the date of this Agreement, which will automatically renew for subsequent one (1) year periods unless revoked at the discretion of the respective Backstop Purchaser at least thirty (30) days prior to the expiration of the annual period by written notice to the Company or (ii) the date the Backstop Purchaser sells into the public market or otherwise transfers or sells the shares issued under this Agreement in a bona fide private transaction to an unrelated non affiliate, the Board of Directors of the Company will no longer be authorized to vote such shares. A legend referring to this voting agreement will be affixed to the certificates evidencing the shares.

(g)               The Company and the Backstop Purchasers agree to execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

Section 6.                Conditions to Closing.

(a)               The obligations of the Company and the Backstop Purchasers to consummate the transactions contemplated hereunder in connection with the Backstop Offering are subject to the fulfillment or waiver, prior to or on the Closing Date, of the following conditions:

(i)                 the Rights Offering shall have been consummated at the Subscription Price;

(ii)              no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Backstop Offering or the material transactions contemplated by this Agreement; and

(iii)            all approvals and consents that are required in connection with the consummation of the Rights Offering and the Backstop Offering shall have been duly obtained and shall be effective.

(b)               The obligations of the Backstop Purchasers to consummate the transactions contemplated hereunder in connection with the Backstop Offering are subject to the fulfillment or waiver, prior to or on the Closing Date, of the following conditions:

(i)                 the representations and warranties of the Company in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date and the Company shall have performed all of its obligations hereunder; and

(ii)              there shall have been no Material Adverse Change.

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(c)               The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Backstop Offering are subject to the fulfillment or waiver, prior to or on the Closing Date, of the following condition:

(i)                 that the representations and warranties of the Backstop Purchasers in Section 3 shall be made severably, not jointly, and shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date and the Backstop Purchasers shall have performed all of their obligations hereunder.

Section 7.                Survival. The representations and warranties of the Company and the Backstop Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 8.                Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the date of delivery if delivered by facsimile or email during business hours, or on the next business day if delivered by facsimile or email outside of business hours, in each case upon confirmation of receipt, (c) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (d) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410,

Minneapolis, MN 55403

Attention: Kenneth DeCubellis

Email: ken.decubellis@blackridgeoil.com

With a copy to:

Stinson Leonard Street LLP
150 South Fifth Street Suite 2300

Minneapolis, MN 55402

Attention: Jill R. Radloff

Email: jill.radloff@stinson.com

If to the Backstop Purchasers, as provided on the signature page hereto.

Or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 8.

Section 9.                Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein with respect to the backstop commitment with respect to the Company’s securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

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Section 10.            Indemnification. To the fullest extent permitted by law, each party hereto hereby agrees to indemnify and hold harmless the other party, its affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of such party in this Agreement.

Section 11.            Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of Nevada (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 12.            Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 13.            Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect under the applicable law of any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 14.            Extension or Modification of Rights Offering. The Company may (a) waive irregularities in the manner of the exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights, in each case, to the extent that such waiver does not adversely affect the interests of the Backstop Purchasers.

Section 15.            Miscellaneous.

(a)               Notwithstanding any term to the contrary herein, no person other than the Company or the Backstop Purchasers, or their respective successors, shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)               The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)               This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed by facsimile or ..pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature page follows]

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[SIGNATURE PAGES FOR BACKSTOP PURCHASERS ON FILE WITH COMPANY AND WILL BE PROVIDED TO THE COMMISSION UPON REQUEST]

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ACCEPTED:

Black Ridge Oil & Gas, Inc.

By:	/s/ Kenneth DeCubellis
Name:	Kenneth DeCubellis
Title:	Chief Executive Officer

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EXHIBIT A

BACKSTOP COMMITMENT AMOUNT

BACKSTOP PURCHASER	BACKSTOP COMMITMENT AMOUNT

Lyle A. Berman	$600,000.00
Alice Ann Corporation	$50,000.00
William H. Baxter Trustee FBO William H. Baxter Revocable Trust u/a dtd 7/3/96	$50,000.00
Robert G. Allison	$125,000.00
Frances A. Gonyea	$35,000.00
Dorothy J. Hoel	$25,000.00
Richard A. Hoel	$15,000.00
Neil I. Sell	$100,000.00
Farnam Street Special Opportunities Fund I	$200,000.00
Benjamin Oehler	$100,000.00
Morris & Arlene Goldfarb JTWROS	$300,000.00
Sheldon T Fleck ROTH IRA	$500,000.00
JL Holdings	$75,000.00
Ken DeCubellis	$525,000.00
Art Petrie	$100,000.00
Tamela G. Schroll	$100,000.00
TOTAL:	$2,900,000.00

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EXHIBIT B

FORM OF WARRANT

For the Purchase of Shares of Common Stock of

Black Ridge Oil & Gas, Inc.

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NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED BELOW), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION PURSUANT TO RULE 144A OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.

Black Ridge Oil & Gas, Inc.

COMMON STOCK BACKSTOP WARRANT

THIS CERTIFIES THAT, for value received, the Holder is entitled to purchase, and Black Ridge Oil & Gas, Inc., a Nevada corporation (the “Company”), promises and agrees to sell and issue to the Holder, at any time, or from time to time, during the Exercise Period, the number of shares of Common Stock par value $0.001 per share (the “Common Stock”), of the Company as set forth opposite such Holder's name in Attachment II hereto (the "Backstop Warrant Shares"), at the Exercise Price, subject to the provisions and upon the terms and conditions hereinafter set forth. This Backstop Warrant is being issued in consideration of each Holder's commitment to purchase certain shares of Common Stock in connection with the execution of a Standby Purchase Agreement (the "Standby Purchase Agreement").

1.       Definitions of Certain Terms. In addition to the terms defined elsewhere in this Backstop Warrant, the following terms have the following meanings:

(a)       “Business Day” means a day on which banks are open for business in the city of New York.

(b)       “Commission” means the U.S. Securities and Exchange Commission.

(c)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)       “Exercise Price” means the price at which the Holder may purchase one share of Common Stock upon exercise of this Backstop Warrant as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $0.01 per share, subject to adjustment as provided herein.

(e)       “Expiration Date” means the 60-month anniversary of the Issue Date.

(f)       “Holder” means a record holder of the Backstop Warrant or shares of Common Stock obtained or obtainable upon exercise of the Backstop Warrant, as applicable.

(g)       “Issue Date” means [●], 2017.

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(h)       “Offering” shall have the meaning ascribed to such term in the Standby Purchase Agreement and is incorporated herein by this reference.

(i)       “Standby Purchase Agreement” means that certain Standby Purchase Agreement, dated as of the Issue Date, between the Company and the purchasers of Common Stock specified therein.

(j)        “Securities Act” means the Securities Act of 1933, as amended.

(k)       “Backstop Warrants” means, collectively, the warrants issued to the investors under the Standby Purchase Agreement in the Offering, as more fully described in the Purchase Agreement.

(l)       “Backstop Warrant” means this warrant and any warrant or warrants hereafter issued as a consequence of the exercise or transfer of this warrant in whole or in part.

2.       Exercise of Backstop Warrant; Redemption.

(a)       Manner of Exercise. This Backstop Warrant may be exercised, in whole or in part, at any time or from time to time, during the period commencing as of 9:30:01 a.m., New York time, on the Issue Date and ending as of 5:30 p.m., New York time, on the Expiration Date (the “Exercise Period”), for fully paid and non-assessable shares of Common Stock (the “Backstop Warrant Shares”), for an exercise price per share equal to the Exercise Price, by delivery to the Company at its headquarters, or at such other place as is designated in writing by the Company, of:

(1)       a duly executed Notice of Exercise, substantially in the form of Attachment I attached hereto and incorporated by reference herein;

(2)       this Backstop Warrant; and

(3)       subject to Section 2(a)(ii) below, payment of an amount in cash equal to the product of the Exercise Price multiplied by the number of Backstop Warrant Shares being purchased upon such exercise, with such payment being in the form of a wire transfer of funds to an account designated in writing by the Company.

The date on which the Company receives the Notice of Exercise, this Backstop Warrant, and the Exercise Price payable with respect to the Backstop Warrant Shares being purchased shall be deemed to be the date of exercise (the “Date of Exercise”).

(b)       Delivery of Certificates. Subject to the provisions below, upon receipt of the Notice of Exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Backstop Warrant Shares to be received by the Holder upon such exercise. The Company shall, at its own cost and expense, cause the transfer agent to deliver such certificates to the Holder (or to such other nominee as may be designated by the Holder) within five Business Days following the Date of Exercise (the “Delivery Period”). The Holder shall be deemed for all corporate purposes to have become the holder of record of the Backstop Warrant Shares with respect to which this Backstop Warrant has been exercised as of the Date of Exercise, irrespective of the date such certificates are actually delivered by the transfer agent to the Holder or are credited to the Holder’s Depository Trust Company (“DTC”) account, as the case may be. If fewer than all of the Backstop Warrant Shares purchasable under the Backstop Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Holder a new Backstop Warrant (dated as of the Issue Date), in the same form and tenor as this Backstop Warrant, evidencing that portion of the Backstop Warrant not exercised.

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(c)       Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Backstop Warrant Shares issuable upon exercise (provided that the transfer agent is participating in the DTC Fast Automated Securities Transfer program and provided further that the Holder provides the transfer agent with information required in order to issue such Backstop Warrant Shares to the Holder electronically), upon the request of the Holder as set forth in the Notice of Exercise, but only if the Backstop Warrant Shares may be issued without restrictive legends, the Company shall use its best efforts to cause its transfer agent to electronically transmit, within the Delivery Period, the Backstop Warrant Shares issuable upon exercise to the Holder by crediting Holder’s account with DTC through its Deposit Withdrawal Agent Commission system. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(d)       No Fractional Shares. If a fractional share of Backstop Warrant Shares would, but for the provisions of this Section 2(d), be issuable upon exercise of the rights represented by this Backstop Warrant, the Company shall (i) round a half share or greater to be delivered to Holder up to the next whole share and (ii) round a less-than-half share to be delivered to Holder down to the nearest whole share.

(e)       No Charge to Holder Upon Issuance. The issuance of Backstop Warrant Shares upon exercise of this Backstop Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Backstop Warrant Shares (other than any transfer taxes resulting from the issuance of Backstop Warrant Shares to any person other than Holder).

(f)       Reservation of Shares. During the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of Backstop Warrant Shares issuable upon the full exercise of this Backstop Warrant. All Backstop Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company. During the Exercise Period, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Backstop Warrant.

(g)       Redemption. We may call this Backstop Warrant for redemption, in whole and not in part, at a price of $0.01 per share (the “Redemption Price”) if at any time after the Issue Date, the price per share of Common Stock trades over $0.10 per share for thirty (30) consecutive days. This Backstop Warrant may be exercised for cash at any time after the notice of redemption shall have been given and prior to the date fixed for redemption. On and after the redemption date, the Holder of this Backstop Warrant shall have no further rights except to receive, upon surrender of this Backstop Warrant, the Redemption Price.  A redemption may only occur if all of the warrants issued to the investors as of the date hereof are being redeemed at the same time.

3.       Adjustments in Certain Events. The number, class, and price of Backstop Warrant Shares for which this Backstop Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)       Subdivisions, Combinations and Other Issuances. If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares, by forward stock split or otherwise, or a dividend in stock is paid on the Common Stock, then the number of shares of Warrant Shares for which the Backstop Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the number of Backstop Warrant Shares for which the Backstop Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Backstop Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

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(b)       Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Backstop Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Backstop Warrant Shares obtainable upon the exercise of the Backstop Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Backstop Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Backstop Warrant.

(c)       Stock Dividends. If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Holder or its assignee upon exercise of its rights hereunder as such Holder or assignee would have been entitled to if this Backstop Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Holder or its assignee is entitled under this Section 3(d).

4.       No Rights as a Stockholder. Except as otherwise provided herein, the Holder will not, by virtue of ownership of the Backstop Warrant, be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders.

5.       Restrictions on Transfer; Legends.

(a)       Registration or Exemption Required. Assuming the accuracy of the representations and warranties of the Holder contained in the Purchase Agreement, this Backstop Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state laws. Neither this Backstop Warrant nor the Backstop Warrant Shares may be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws. If, at the time of the surrender of this Backstop Warrant in connection with any transfer of this Backstop Warrant, or upon surrender of the Backstop Warrant Shares for transfer, the transfer of this Warrant, or where applicable the Backstop Warrant Shares, shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Backstop Warrant or the Backstop Warrant Shares, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act in a transaction pursuant to Rule 144A.

(b)       Restrictive Legend. The Holder understands that until such time as the Backstop Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Backstop Warrant and the Backstop Warrant Shares, as applicable, shall bear a restrictive legend in substantially the form set forth on the cover page of this Backstop Warrant (and a stop-transfer order may be placed against transfer of the certificates for such securities).

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(c)       Removal of Restrictive Legends. The certificates evidencing the Backstop Warrant Shares shall not contain any legend restricting the transfer thereof: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of the Backstop Warrant Shares is effective under the Securities Act, or (B) following any sale of such Backstop Warrant Shares pursuant to Rule 144, or (C) if such Backstop Warrant Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Company shall have received an opinion of counsel to the Holder in form reasonably acceptable to the Company to such effect (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to its transfer agent if required by the transfer agent to effect the issuance of the Backstop Warrant Shares, as applicable, without a restrictive legend or removal of the legend hereunder. The Company agrees that at such time as the Unrestricted Conditions are met, it will, no later than seven (7) trading days following the delivery by the Holder to the Company or the transfer agent of a certificate representing Backstop Warrant Shares, issued with a restrictive legend, deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such Backstop Warrant Shares that is free from all restrictive and other legends.

6.       Notices; Adjustments.

(i)       All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to Holder, as applicable, at the respective addresses set forth on the signature page to the Purchase Agreement or at such other address(es) as they may designate, respectively, by ten (10) days advance written notice to the other party hereto.

(ii)       Upon the occurrence of any adjustments pursuant to Section 3 hereof, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

7.       Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Backstop Warrant, and will at all times in good faith carry out all the provisions of this Backstop Warrant and take all action as may be reasonably required to protect the rights of the Holder.

8.       Governing Law. This Backstop Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law principles, and notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

9.       Loss, Theft, Destruction or Mutilation of Backstop Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Backstop Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Backstop Warrant, the Company will execute and deliver a new Backstop Warrant, having terms and conditions identical to this Backstop Warrant, in lieu hereof.

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10.       Modification and Waiver. The Backstop Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder of the Backstop Warrant.

11.       Successors. This Backstop Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Backstop Warrant may be assigned by Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Backstop Warrant. This Backstop Warrant does not create and shall not be construed as creating any rights enforceable by any other person or corporation.

12.       Headings. The headings used in this Backstop Warrant are used for convenience only and are not to be considered in construing or interpreting this Backstop Warrant.

13.       Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

14.       Severability. If any provision of this Backstop Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Backstop Warrant.

15.       Execution and Counterparts. This Backstop Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Backstop Warrant, and no party shall be required to produce an original or all of such counterparts in making such proof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the Company and Holder have each caused this Backstop Warrant to be executed and delivered as of the Issue Date by an officer thereunto duly authorized.

Black Ridge Oil & Gas, Inc.

By: _______________________________

Name: _____________________________

Title: ______________________________

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ATTACHMENT I

NOTICE OF EXERCISE

Black Ridge Oil & Gas, Inc.

Attention: Chief Executive Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Backstop Warrant issued by Black Ridge Oil & Gas, Inc. as of [●], 2017, and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

☐	Tenders herewith payment of the Exercise Price in the form of cash, via wire transfer of immediately available funds, in the amount of $____________ for _________ shares of Common Stock.

☐	If this box is checked, as long as the Company’s transfer agent participates in the DTC Fast Automated Securities Transfer program (“FAST”), and except as otherwise provided in the next following sentence, the Company shall effect delivery of the shares of Common Stock to the Holder by crediting to the account of the Holder or its nominee at DTC (as specified in this Exercise Notice) with the number of shares of Common Stock required to be delivered. In the event that the Company’s transfer agent is not a participant in FAST, or if the shares of Common Stock are not otherwise eligible for delivery through FAST, the Company shall effect delivery of the shares of Common Stock by delivering to Holder or its nominee physical certificates representing such shares.

Information for Delivery of uncertificated Shares by DWAC:

Account Number:
Account Name:
DTC Number:

HOLDER:

Name:
Title:

Date: ________________________

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ATTACHMENT II

Backstop Warrant Shares

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EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered by and among Black Ridge Oil & Gas, Inc., a Nevada corporation (the “Company”), and the Back Stop Purchasers (the “Purchasers”) named in that certain Standby Purchase Agreement by and among the Company and the Purchasers (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and each Purchaser agree as follows:

Article I
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement (including in the preamble above), for all purposes of this Agreement, the following terms have the meanings set forth in this Article I:

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York.

“Common Stock” means the Company’s common stock, $0.001 par value, and any securities into which such shares may hereinafter be reclassified.

“Purchasers” means the Purchasers identified in the Purchase Agreement and any Affiliate or permitted transferee of any Purchaser who is a subsequent holder of any Registrable Securities.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the shares of Common Stock acquired by the Purchasers under the Purchase Agreement, (ii) the shares of Common Stock issued upon exercise of the Warrants, and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment, stock split, stock dividend or otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction by the Purchaser pursuant to Rule 144 without volume restrictions.

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“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Purchasers” means the Purchasers holding a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Warrants” means the Warrants between the Company and each of the Purchasers issued pursuant to the Purchase Agreement.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Article II
REGISTRATION

2.1       Registration Statements. Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”) but no later than one hundred eighty (180) days after the Closing Date, or if such one hundred eightieth day is a Saturday, Sunday or other holiday in which the SEC is not open for business, such deadline shall be extended to the next business day on which the SEC is open for business (the “Filing Deadline”), the Company shall prepare and file with the SEC one (1) Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3.1(c) to the Purchasers and their counsel prior to its filing or other submission.

2.2       Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable fees and expenses of one counsel to Purchasers in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

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2.3       Effectiveness.

(a)       The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Purchasers by e-mail as promptly as practicable, and in any event, within three Business Days, after any Registration Statement is declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(b)       For not more than thirty consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading or (C) to file a post-effective amendment to such Registration Statement to comply with the undertaking in Item 512 of Regulation S-K or to include updated annual audited financial statements (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Purchaser in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of a Purchaser) disclose to such Purchaser any material non-public information giving rise to an Allowed Delay, (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

2.4       Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Purchaser to be named as an “underwriter”, the Company shall use best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” The Purchasers shall have the right to have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cut-back imposed on the Purchasers pursuant to this Section 2.4 shall apply as follows: first, the holder of any other securities (other than the Registrable Securities) shall be reduced until such shares have been reduced in their entirety; second, the next reduction shall be any securities to be included that have registration rights in connection with the Warrants; third, the next reduction shall be allocated among Common Stock of the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Required Purchasers otherwise agree.

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Article III
COMPANY OBLIGATIONS

3.1       The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)       use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, or (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without volume restriction pursuant to Rule 144 (the “Effectiveness Period”) and advise the Purchasers in writing when the Effectiveness Period has expired;

(b)       prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)       furnish to the Purchasers and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser that are covered by the related Registration Statement;

(d)       use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(e)       prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchasers and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1, (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3.1, or (iii) file a general consent to service of process in any such jurisdiction;

(f)       use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(g)       immediately notify the Purchasers, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

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(h)       otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(h), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

3.2       With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act.

Article IV
OBLIGATIONS OF THE PURCHASERS

4.1       Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement. The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement who fails to furnish to the Company a fully completed selling holder questionnaire containing the required information referenced in this Section 4.1 at least two Business Days prior to the Filing Date.

4.2       Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

4.3       Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.3(a) or (b) or (ii) the happening of an event pursuant to Section 3.1(g) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made.

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Article V
INDEMNIFICATION

5.1       Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf and will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) a Purchaser’s failure to comply with the prospectus delivery requirements of the 1933 Act, (ii) the use by a Purchaser of an outdated or defective Prospectus after the Company has notified such Purchase in writing that the Prospectus is outdated or defective, or (iii) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus or Blue Sky Application.

5.2       Indemnification by the Purchasers. Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) such Purchaser’s failure to comply with the prospectus delivery requirements of the 1933 Act; (ii) the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchase in writing that the Prospectus is outdated or defective; or (iii) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or in any Blue Sky Application or necessary to make the statements therein not misleading, (A) to the extent, but only to the extent that (1) such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application or (2) such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in a Registration Statement (it being understood that the Purchaser has approved Exhibit A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 5 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by such Purchaser.

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5.3       Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

5.4       Contribution. If for any reason the indemnification provided for in the preceding Sections 5.1 or 5.2 is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution.

Article VI
MISCELLANEOUS

6.1       Entire Agreement. This Agreement and the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.2       Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

6.3       Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Purchasers. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Purchasers.

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6.4       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5       Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns. A Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Purchaser to such person, provided that such Purchaser complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effective.

6.6       Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Purchasers, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Purchasers in connection with such transaction unless such securities are otherwise freely tradable by the Purchasers after giving effect to such transaction.

6.7       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, or Federal law, as applicable. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.9       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.10       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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6.11       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of capital stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.13       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.14       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY NAME	Address for Notice:

By:	Fax:
Name:
Title:	E-mail:
With a copy to (which shall not constitute notice):

Legal Counsel
Address

INDIVIDUAL NAME	Address for Notice:

By:	Fax:
Name:
Title:	Email:
With a copy to (which shall not constitute notice):	Fax:

Legal Counsel
Address

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Signature Page to the Registration Rights Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY

BLACK RIDGE OIL & GAS, INC.

By:

Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to the Registration Rights Agreement

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Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without volume restriction pursuant to Rule 144 of the Securities Act.

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